                                                                      Exhibit 21


                       Subsidiaries of Bottling Group, LLC
                             As of December 29, 2001


Name of Subsidiary                                               Jurisdiction of Incorporation

Apodaka Inversiones SL                                           Spain

Catalana de Bebidas Carbonicas, S.A.                             Spain

Centro-Levantina de Bebidas Carbonicas PepsiCo, S.L.             Spain

Centro-Mediterranea de Bebidas Carbonicas PepsiCo S.C.m.p.a.     Spain

Compania de Bebidas PepsiCo, S.A.                                Spain

Dornfell                                                         Ireland

Gray Bern Holdings, Inc.                                         Delaware

Grayhawk Leasing, LLC                                            Delaware

Hillwood Bottling, LLC                                           Delaware

International Bottlers Employment Co. LLC                        Delaware

International Bottlers Management Co. LLC                        Delaware

KAS, S.L.                                                        Spain

Neva Holdings, LLC                                               Delaware

New Bern Transport Corporation                                   Delaware

PBG Canada Finance, LLC                                          Delaware

PBG Canada Finance II, LLC                                       Delaware

PBG Canada Global Holdings ULC                                   Nova Scotia

PBG Canada Holdings, Inc.                                        Delaware

PBG Commercial SECOR, S.L.                                       Spain

PBG Holding de Espana ETVE, S.L.                                 Spain

PBG Michigan, LLC                                                Delaware

PBG Northern Atlantic Limited                                    Ireland

PBG Spirituosen Holdings, LLC                                    Delaware

PBG Texas, L.P.                                                  Delaware

PepsiCo IVI S.A.                                                 Greece

PepsiCo Holdings 000                                             Russia

PepsiCo Ventas Andalucia, S.A.                                   Spain

Pepsi Bottling Group Global Finance Sarl                         Luxembourg

Pepsi Bottling Group Spanish Investments, S.A.                   Spain

Pepsi Bottling Group GmbH                                        Germany

Pepsi Bottling Group (St. Petersburg) LLC                        Delaware

Pepsi-Cola Bottling Finance B.V.                                 Netherlands

Pepsi-Cola Bottling Global B.V.                                  Netherlands

Pepsi-Cola de Espana, S.L.                                       Spain

Pepsi-Cola Bottling Beteiligungsges GmbH                         Germany

Pepsi-Cola Soft Drink Factory of Sochi                           Russia

Pepsi International Bottlers (Ekaterinburg) LLC                  Russia

Pepsi International Bottlers (Samara) LLC                        Russia

Pet-Iberia, S.L.                                                 Spain

Primrose, LLC                                                    Delaware

Rockledge Holdings LLC                                           Delaware

Seven-Up Espana, S.A.                                            Spain

Spirituosen e Compania Comercio E Distribucas de Bebidas         Portugal

Spirituosen, S.A.                                                Spain

The Pepsi Bottling Group (Canada), Co.                           Canada

The Pepsi Bottling Group NRO Ltd.                                Canada




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